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                                                                 EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITOR
                        ------------------------------


We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement (Form S-8, No. 33-37038), Post Effective Amendment No. 2 to the Registration Statement (Form S-8, No. 33-23117), Post Effective Amendment No. 3 to the Registration Statement (Form S-8, No. 33-16688), the Registration Statement on Form S-8 (No. 33-71112), the Registration Statement on Form S-8 (No. 33-86390), and the Registration Statement on Form S-8 (No. 33-63159) of Franklin Electronic Publishers, Inc. of our report dated May 10, 1996 relating to the consolidated financial statements of Franklin Electronic Publishers, Inc. included in this Annual Report for the year ended March 31, 1996.


                                                FELDMAN RADIN & CO., P.C.
                                               Certified Public Accountants

June 7, 1996
New York, New York